Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Constellation Energy Generation, LLC of our report dated February 26, 2026 relating to the financial statements of Calpine Corporation, which appears in Constellation Energy Generation, LLC’s Current Report on Form 8-K/A dated April 17, 2026. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
April 17, 2026